UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2012

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Rockville Financial, Inc. (the “Company”) was held on May 17, 2012 (the “Annual Meeting”). There were 29,393,350 shares of Common Stock eligible to be voted at the Annual Meeting and 25,699,124 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	One Director was re-elected at the Annual Meeting, Michael A. Bars, to serve for a four-year term by the following vote:

For	Withheld
19,492,943	741,031

There were 5,465,150 broker non-votes on the proposal.

2.	Approval of the Rockville Financial, Inc. 2012 Stock Incentive Plan was approved by the stockholders by the following vote:

For	Against	Abstain
17,754,962	2,261,865	217,147

There were 5,465,150 broker non-votes on the proposal.

3.	Ratification of the appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2012 was approved by the stockholders by the following vote:

For	Against	Abstain
25,373,761	266,873	58,490

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012	ROCKVILLE FINANCIAL, INC. Registrant

	By:	/s/ John T. Lund
John T. Lund
Executive Vice President/ Chief Financial Officer